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                                                                   EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-89978) pertaining to the Valero L.P. Common Units offering of our report dated March 6, 2003, with respect to the consolidated financial statements of Valero L.P. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                      /s/ Ernst & Young LLP


San Antonio, Texas
March 6, 2003